UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009 (December 14, 2009)

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 14, 2009, SpongeTech Delivery Systems, Inc. (“SpongeTech”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Sponge Tech, Inc. (“STI”), Spongeables LLC (“Spongeables”) and Michael Popovsky, an officer of STI and Spongeables (collectively, the “Defendants’).  A copy of the Settlement Agreement and all Exhibits thereto is attached as Exhibit 10.1 to this Current Report.

By way of background, on October 4, 2009, SpongeTech commenced an action in the United States District Court for the Southern District of New York against Spongeables and subsequently amended the complaint to add the other Defendants (the “Lawsuit”). The complaint alleged, among other things, trade infringement, unfair competition, false description, injury to business reputation, and defamation.  The Defendants have denied any wrongdoing.

Pursuant to the Settlement Agreement, the parties agreed to a dismissal of the Lawsuit with prejudice within five business days after execution of the Settlement Agreement, and SpongeTech released the Defendants, and the Defendants released SpongeTech, from any claims, demands and causes of action, whether in law or equity, that arise out of or relate to the claims in the Lawsuit or either were asserted or could have been asserted in the Lawsuit.

Further, Mr. Popovsky agreed to provide a clarification letter (“Clarification Letter”), which is attached to the Settlement Agreement as Exhibit B, with respect to an article in the New York Post dated September 22, 2009, and to send the Clarification Letter to the New York Post.

In addition, the Defendants agreed, among other things, to not use the mark SPONGETECH in connection with the sale of any product or service for sponges infused with soap and/or active ingredients, or any mark that is similar to, would cause dilution of, injury to or confusion with, SpongeTech’s marks or business reputation.  SpongeTech agreed to not use the mark SPONGEABLES or any of the Spongeable Marks in connection with the sale of any product or service for sponges embedded with cleaner, soap, shampoo, wax, degreaser and/or active product ingredients, or any mark that is similar to, would cause dilution of, injury to or confusion with, Spongeables’ marks or business reputation.

The foregoing summary of the agreements and transactions described in above is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Release dated December 14, 2009 by and between SpongeTech Delivery Systems, Inc., Sponge Tech, Inc., Spongeables LLC and Michael Popovsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpongeTech Delivery Systems, Inc.

Date: December 15, 2009	By:	/s/ Michael L. Metter
Michael L. Metter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Release dated December 14, 2009 by and between SpongeTech Delivery Systems, Inc., Sponge Tech, Inc., Spongeables LLC and Michael Popovsky.